OFFER TO PURCHASE

BETWEEN: Vita Spirits Inc. ("VSI"), a Nevada Corporation, as Vendor

AND: Vita Spirits Corp. ("VSC"), a Nevada Corporation, as Purchaser

WHEREAS:

1. VSI filed a patent pending in December 2007 (the "Patent") (copy attached as Schedule A) which forms part of this agreement;

2. The patent refers to an invention that relates to alcoholic beverages and more particularly to vitamin-infused alcoholic beverages and a method of make same;

3. VSC is a U.S. publicly trading company on the OTC Bulletin Board, currently trading under the symbol VSPI;

4. VSC agrees to purchase and VSI agrees to sell to Purchaser 100% of the Vendor's rights and interests in the Patent and 100% of the Vendor's rights and interest in the assets and contractual agreements of VSI, which are listed in Schedule B of this agreement.

The Parties have reached the following agreement with regard to the above described purchase:

1. Price: 16,250,000 shares of newly issued stock in VSC (the "New Shares"). It is understood that subsequent to the issuance of the New Shares, VSC will have 32,000,000 shares issued and outstanding.

VSI shall receive the New Shares, which shall not be registered for resale under the Securities Act of 1933, as amended (the Securities Act"), and may not be resold by VSI or its shareholders without registration, or pursuant to an exemption from registration, under the Securities Act. Certificates issued to VSI and its shareholders shall bear a restrictive legend in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED

2. This Agreement shall immediately come into effect upon execution by both Parties.

3. Representations and Warranties required of the Purchaser on or before Closing:

a) it has all the powers and capacities that are necessary for the execution of this Agreement, the performance of its obligations and the exercise of its rights under this Agreement;

b) the signatory to this Agreement, whether a natural or legal person, has been authorized for the execution of this Agreement based on his full capacity or a Board resolution;

c) that VSC is a public trading company listed on the OTC Bulletin Board, which is in full compliance with all regulations

d) once the Agreement is executed, the Purchaser shall be bound by this Agreement and its annex.

4. Representations and Warranties required of the Vendor on or before Closing:

a) it has all the powers and capacities that are necessary for the execution of this Agreement, the performance of its obligations and the exercise of its rights under this Agreement;

b) the signatory to this Agreement, whether a natural or legal person, has been authorized for the execution of this Agreement based on his full capacity or a Board resolution;

c) that VSI is has full legal rights and ownership to the Patent and to the assets listed in Schedule B, all of which are free and clear of all liabilities.

d) VSI warrants that its application for the Patent referred to in this Agreement does not violate any applicable laws; and it lawfully and flawlessly owns the application right of the Patent.

e) once the Agreement is executed, the Purchaser shall be bound by this Agreement and its annex.

5. The Parties agree that upon effectiveness of this Agreement, the Parties shall sign any legal documents and take any lawful actions that are necessary for the realization of the transfer under this Agreement, including without limitation that VSI shall unconditionally sign all necessary documents and cooperate with VSC in the handling of all the procedures.

6. DAMAGES AND INDEMNIFICATION

a) Where either Party breaches any representations, warranties or undertakings provided in this Agreement, the other Party shall have the right to terminate this Agreement, and request the breaching Party to pay damages to the other party or to indemnify the other party for any losses.

b) If in any event a third party claims that VSI does not have the right to transfer the the Patent and the assets list in Schedule B, or it claims for compensation on the ground that the transfer of ownership as provided in this Agreement infringes on its rights, all reasonable expenses for the defense of such claim incurred by VSC and the liabilities shall be borne by VLI.

7. Miscellaneous General Conditions:

a) time is of the essence and this agreement is governed by the laws of Florida,

b) On execution this is a binding agreement but both parties understand that additional documentation may yet be necessary to properly outline this transaction. In particular, the documents may need to be modified to conform to SEC regulations and to mutually minimize both present and future income tax implications.

c) All notices in connection with this Agreement shall be in writing and shall be given or made by delivery in person by one Party to the other Party.

The addresses of the Parties for the delivery of notices are as follows:

Transferor: Vita Spirits Inc.

Address: 7026 NW 40th CT, Coral Springs, FL, 33065

Transferee: Vita Spirits Corp.

Address: Suite 201, 2400 W. Cypress Creek Rd., Ft. Lauderdale, FL 33309

8. GOVERNING LAWS AND DISPUTE RESOLUTION

a) This Agreement shall be governed by and construed and enforced under and in accordance with the laws of the State of Florida.

b) In case the Parties have any dispute over the validity, interpretations or performance of the Agreement, they shall try to resolve it through friendly consultations. Where the dispute can not be resolved through consultations within thirty days from the date the dispute arises, either Party may file a suit in the state court of Florida having jurisdiction over such dispute.

IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, the Parities affix their signatories hereton:

Transferor: Vita Spirits Inc.

Signature: /s/ Gary W. Westbrook

By: Gary W. Westbrook

Date: May 19, 2008

Transferee: Vita Spirits Corp.

Signature: /s/ Gary W. Westbrook

By: Gary W. Westbrook

Date: May 19, 2008

SCHEDULE A - UTILITY PATENT APPLICATION FOR VITAMIN-INFUSED LIQUOR

SCHEDULE B - LIST OF VITA SPIRITS INC. ASSETS FOR SALE

1. Internet Web Domains:

www.drinkvitavodka.com

www.vitaspirits.com

www.vitaspiritsinc.com

2. Agreements:

Confidentiality Agreement with Peninsula Beverage executed on Dec. 10, 2007

Confidentiality Agreement with Saxo Int'l executed on Dec. 12, 2007

Confidentiality Agreement with Imperial Brands executed on Dec. 7, 2007

Confidentiality Agreement with Mac Art Designs executed on Nov. 10, 2007

Statement of Relinquishment with Mr. George Merwin executed on January 14, 2008

3. Ownership and rights to any and all graphics, designs, logos, and artwork held by Vita Spirits Inc.

4. Ownership and rights to the formula and recipe to any vitamin-infused alcoholic beverages created and designed by Vita Spirits Inc. and/or its management and employees.